UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2009
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2655 Seely Avenue, Building 5	95134
San Jose, California
(Address of Principal Executive Offices)	(Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2009, the Compensation Committee of the Board of Directors of Cadence Design Systems, Inc. (“Cadence”) approved and accepted the voluntary reduction of the base salaries of each of Cadence’s executive officers, effective July 1, 2009 through March 31, 2010. During this period, the base salary of Lip-Bu Tan, Cadence’s President and Chief Executive Officer will be reduced by 20% and the base salary of each of Cadence’s Senior Vice Presidents will be reduced by 10%. This base salary reduction was volunteered by the executive officers in support of Cadence’s cost reduction strategy and commitment to operational efficiency.
Item 8.01. Other Events.
On May 13, 2009, Cadence’s Board of Directors voluntarily reduced the retainer fees payable to its non-employee directors and the retainer fee payable to the Chairman of the Board by 10% each, effective July 1, 2009 through March 31, 2010.
In connection with Cadence’s overall cost reduction strategy, Cadence expects to reduce the base salaries of certain other senior employees, specifically by 5% to 7.5% for fellows, vice presidents and corporate vice presidents, depending on level of seniority.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 14, 2009

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary